CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144083) of E. I. du Pont de Nemours and Company of our report dated June 27, 2008 relating to the financial statements of DuPont 401(k) and Profit Sharing Plan, which appears in this Form 11-K.
/S/ PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
June 30, 2008